UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38029 (Commission File Number)	33-1229046 (I.R.S. Employer Identification Number)

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Akoustis Technologies, Inc. (the “Company”) is filing this Amendment No. 1 to the Current Report on Form 8-K filed on December 21, 2017 (the “Prior Report”) solely to disclose the effective date of Cindy C. Payne’s resignation from the Company, which date had not yet been determined at the timing of filing the Prior Report.

No other changes have been made to the Prior Report, other than to reflect the Company’s new corporate headquarters on the cover page of this Amendment. For all other purposes, this Amendment speaks as of December 21, 2017 and does not reflect events that may have occurred subsequent to December 21, 2017, and does not modify or update in any way other disclosures made in the Prior Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on December 15, 2017, Cindy C. Payne, Vice President of Finance, Corporate Controller, and Treasurer of Akoustis Technologies, Inc. (the “Company”), notified the Company that she will resign from all positions she holds with the Company, effective as of January 12, 2018. Ms. Payne previously served as the Company’s Chief Financial Officer until she voluntarily stepped down to the position of Vice President of Finance, effective July 2017, and she was, accordingly, a named executive officer in our most recent proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ John T. Kurtzweil
Name: John T. Kurtzweil Title: Chief Financial Officer

Date:  January 10, 2018